Exhibit 99.1

RAPT Therapeutics Reports Third Quarter 2022 Financial Results

Company maintains strong cash position of $195.4 million

SOUTH SAN FRANCISCO, Calif. – November 10, 2022 – RAPT Therapeutics, Inc. (Nasdaq: RAPT), a clinical-stage, immunology-based biopharmaceutical company focused on discovering, developing and commercializing oral small molecule therapies for patients with significant unmet needs in inflammatory diseases and oncology, today reported financial results for the quarter and nine months ended September 30, 2022.

“Our focus remains on executing and advancing both our inflammation and oncology programs. In our RPT193 program, we are actively enrolling our Phase 2b clinical trial in patients with moderate-to-severe atopic dermatitis, and we remain on track to initiate a Phase 2a clinical trial in asthma in the first quarter of next year,” said Brian Wong, M.D., Ph.D., President and Chief Executive Officer of RAPT Therapeutics. “In our FLX475 program, we plan to provide an update on our Phase 1/2 trial at the upcoming European Society for Medical Oncology Immuno-Oncology Congress in Geneva. This presentation will include data from select ongoing cohorts, including a previously undisclosed cohort in checkpoint-naïve non-small cell lung cancer, which was opened based on supportive clinical and biomarker data from non-small cell lung cancer patients enrolled earlier in this study. Separately, we have made the decision not to move forward with development in nasopharyngeal cancer and checkpoint-naïve head and neck cancer.”

Financial Results for the Third Quarter and Nine Months Ended September 30, 2022

Third Quarter Ended September 30, 2022

Net loss for the third quarter of 2022 was $21.2 million, compared to $18.7 million for the third quarter of 2021.

Research and development expenses for the third quarter of 2022 were $16.6 million, compared to $15.7 million for the same period in 2021. The increase in research and development expenses was primarily due to increases in expenses for early-stage programs, personnel and facilities, partially offset by decreases in development costs related to FLX475 and stock-based compensation expense.

General and administrative expenses for the third quarter of 2022 were $5.1 million, compared to $3.8 million for the same period in 2021. The increase in general and administrative expenses was primarily due to increases in expenses for professional services, personnel, stock-based compensation and facilities.

Nine Months Ended September 30, 2022

Net loss for the nine months ended September 30, 2022 was $60.9 million, compared to $51.3 million for the same period in 2021.

Research and development expenses for the nine months ended September 30, 2022 were $47.6 million, compared to $42.7 million for the same period in 2021. The increase in research and development expenses was primarily due to higher development costs related to RPT193 and increases in expenses for early-stage programs, personnel and facilities, partially offset by decreases in development costs related to FLX475 and stock-based compensation expense.

General and administrative expenses for the nine months ended September 30, 2022 were $15.3 million, compared to $11.5 million for the same period of 2021. The increase in general and administrative expenses was primarily due to increases in expenses for professional services, personnel, stock-based compensation and facilities.

As of September 30, 2022, the Company had cash, cash equivalents and marketable securities of $195.4 million.

About RAPT Therapeutics, Inc.

RAPT Therapeutics is a clinical stage immunology-based biopharmaceutical company focused on discovering, developing and commercializing oral small molecule therapies for patients with significant unmet needs in inflammatory diseases and oncology. Utilizing its proprietary discovery and development engine, the Company is developing highly selective small molecules designed to modulate the critical immune drivers underlying these diseases. RAPT has discovered and advanced two unique drug candidates, RPT193 and FLX475, each targeting C-C motif chemokine receptor 4 (CCR4), for the treatment of inflammation and cancer, respectively. The Company is also pursuing a range of targets that are in the discovery stage of development.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “could,” “expect,” “look forward,” “target,” “will” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future performances or achievements expressed or implied by the forward-looking statements. Each of these statements is based only on current information, assumptions and expectations that are inherently subject to change and involve a number of risks and uncertainties. Forward-looking statements include, but are not limited to, statements about clinical development progress and the timing of initiation and completion of, and results from, clinical trials of RPT193 and FLX475. Many factors may cause differences between current expectations and actual results, including unexpected or unfavorable safety or efficacy data observed during clinical studies, preliminary data and trends may not be predictive of future data or results, may not demonstrate safety or efficacy or lead to regulatory approval, clinical trial site activation or enrollment rates that are lower than expected, unanticipated or greater than anticipated impacts or delays due to the COVID-19 pandemic (along with the effects of the war in Ukraine, inflation, rising interest rates and other economic uncertainty), changes in expected or existing competition, changes in the regulatory environment, the uncertainties and timing of the regulatory approval process and the sufficiency of RAPT’s cash resources. Detailed information regarding risk factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release may be found in RAPT’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 10, 2022 and subsequent filings made by RAPT with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. RAPT disclaims any obligation to update these forward-looking statements, except as required by law.

RAPT Media Contact:

Aljanae Reynolds

areynolds@wheelhouselsa.com

RAPT Investor Contact:

Sylvia Wheeler

swheeler@wheelhouselsa.com

RAPT THERAPEUTICS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share per share data)

(Unaudited)

	Three Months Ended September 30,	Three Months Ended September 30,	Nine Months Ended September 30,	Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$—	$966	$1,527	$3,057
Operating expenses:
Research and development	16,599	15,725	47,628	42,686
General and administrative	5,079	3,774	15,263	11,546
Total operating expenses	21,678	19,499	62,891	54,232
Loss from operations	(21,678)	(18,533)	(61,364)	(51,175)
Other income (expense), net	443	(118)	477	(100)
Net loss	$(21,235)	$(18,651)	$(60,887)	$(51,275)
Other comprehensive income (loss):
Foreign currency translation gain	366	173	715	281
Unrealized gain (loss) on marketable securities	(74)	9	(962)	(59)
Total comprehensive loss	$(20,943)	$(18,469)	$(61,134)	$(51,053)
Net loss per share, basic and diluted	$(0.63)	$(0.63)	$(1.93)	$(1.92)
Weighted average number of shares used in computing net loss per share, basic and diluted	33,684,261	29,491,857	31,481,948	26,663,209

RAPT THERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2022	December 31, 2021
Assets	(Unaudited)	(1)
Current assets:
Cash and cash equivalents	$27,706	$24,027
Marketable securities	167,730	165,627
Prepaid expenses and other current assets	2,458	3,319
Total current assets	197,894	192,973
Property and equipment, net	2,742	2,741
Operating lease right-of-use assets	5,782	—
Other assets	3,071	2,922
Total assets	$209,489	$198,636
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,043	$1,999
Accrued expenses	8,240	6,326
Deferred revenue, current	—	1,016
Operating lease liabilities, current	1,551	—
Other current liabilities	33	254
Total current liabilities	13,867	9,595
Deferred rent, net of current portion	—	2,150
Deferred revenue, non-current	—	511
Operating lease liabilities, non-current	6,316	—
Total liabilities	20,183	12,256
Commitments
Stockholders’ equity:
Preferred stock	—	—
Common stock	3	3
Additional paid-in capital	534,689	470,629
Accumulated other comprehensive loss	(453)	(206)
Accumulated deficit	(344,933)	(284,046)
Total stockholders’ equity	189,306	186,380
Total liabilities and stockholders’ equity	$209,489	$198,636

(1)
The condensed consolidated balance sheet for December 31, 2021 has been derived from audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.